UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

SL Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	814-01366	85-3472615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway
New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2024, SL Investment Corp. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 4, 2024, the record date for the Annual Meeting, there were 27,281,428 shares of common stock of the Company and 521 shares of preferred stock of the Company outstanding and entitled to vote. 27,281,428 shares of common stock of the Company and 521 shares of preferred stock of the Company were present or represented by proxy at the Annual Meeting, constituting a quorum.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each proposal was approved by the requisite vote.

Proposal 1. To elect two directors:

(a) Mr. Jeffrey S. Levin, to be voted upon by holders of the outstanding shares of the Company’s preferred stock, voting separately as a single class, to serve for a three-year term until his successor has been elected and qualified or until his earlier resignation, removal, death or incapacity; and

(b) Ms. Joan Binstock, to be voted upon by holders of the outstanding shares of the Company’s common stock and preferred stock, voting together as a single class, to serve for a three-year term until her successor has been elected and qualified or until her earlier resignation, removal, death or incapacity.

Nominees	For	Withhold	Broker Non-Votes
1a. Jeffrey S. Levin	521	-	-
1b. Joan Binstock	27,281,949	2,016,840	-

Proposal 2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain	Broker Non-Votes
27,281,949	-	-	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2024	SL INVESTMENT CORP.

	By:	/s/ Orit Mizrachi
Orit Mizrachi
Chief Operating Officer and Secretary